As filed with the Securities and Exchange Commission on July 20, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2062844
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 800 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.0001 per share	New York Stock Exchange

Warrants, each whole warrant exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271177

Securities to be registered pursuant to Section 12(g) of the Act: N/A

PSQ Holdings, Inc., formerly known as Colombier Acquisition Corp. (the “Company”) hereby amends the registration statement on Form 8-A, which the Company filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2021.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class A common stock, par value $0.0001 per share (“Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”). The description of the Common Stock and Warrants registered hereunder is set forth under the heading “Description of Securities of the Combined Company” in the definitive proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-271177) and filed with the SEC on June 30, 2023 (the “Registration Statement”), which description is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 20, 2023

PSQ Holdings, Inc.

By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	President and Chief Executive Officer

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